UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2018

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On October 12, 2018, Westport Axle Corp. (“Westport”), a wholly-owned subsidiary of Universal Logistics Holdings, Inc. (the “Company”), entered into and closed on a stock purchase agreement to acquire Specialized Rail Service, Inc. (“Specialized Rail Service” or “SRS”) for approximately $12.3 million.  Specialized Rail Service offers local and regional intermodal drayage services, as well as transloading, cross-docking, warehousing and distribution, and intermodal facility management.  SRS operates a fleet of over 140 tractors and has facilities in Clearfield, Utah and Las Vegas, Nevada. In connection with the acquisition, a subsidiary of the Company purchased a 7-acre terminal in Clearfield, Utah from an affiliate of SRS for approximately $3.0 million.  To finance the acquisition, Westport executed a third amendment to its Credit Agreement with Comerica Bank dated December 23, 2015, as previously amended on April 18, 2016 and April 27, 2017 (as amended, the “Credit Agreement”).

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On October 12, 2018, Westport entered into a Third Amendment to Credit Agreement (the “Amendment”) with Comerica Bank, as lender and as agent, providing aggregate borrowing facilities of up to $50,000,000.  The Amendment provides Westport with a new $30,000,000 term loan and maintains its existing $20,000,000 revolving credit facility.  The Amendment also adds Specialized Rail Service as an additional borrower under the Credit Agreement.

Term loan proceeds were advanced on October 12, 2018 and mature on October 12, 2023.  The proceeds of the term loan were used to refinance the outstanding balance of Westport’s 2016 $40,000,000 term loan and to pay the purchase price for Specialized Rail Service and the Clearfield, Utah facility. The new term loan will be repaid in 20 equal quarterly installments over five years, with any remaining balance due at maturity.  Borrowings under the revolving credit facility may be made until and mature on October 12, 2023.

As security for all indebtedness under the Credit Agreement, Comerica Bank was granted first perfected security interest on all tangible and intangible property of Westport and its subsidiaries.  The Company also pledged 100% of its equity interest in Westport and its subsidiaries and, pursuant to the First Amendment to Guaranty dated October 12, 2018, guaranteed all indebtedness under the Credit Agreement.

The Credit Agreement includes financial covenants requiring Westport to maintain a minimum fixed charge coverage ratio, minimum quarterly EBITDA amounts and a maximum debt to EBITDA ratio, as well as customary affirmative and negative covenants and events of default.

On October 12, 2018, Westport’s total principal balance outstanding under the Credit Agreement was $31,300,000.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment, which is filed as Exhibit 10.4 and is incorporated by reference into this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 12, 2018, the Company issued a press release announcing the acquisition of Specialized Rail Service, Inc.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of December 23, 2015, between Westport Axle Corp. and Comerica Bank, as administrative agent, lead arranger, and sole bookrunner (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed December 29, 2015).

10.2	First Amendment to Credit Agreement between Westport Axle Corp. and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2017).

10.3	Second Amendment to Credit Agreement between Westport Axle Corp. and Comerica Bank (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2017).

10.4	Third Amendment to Credit Agreement dated as of October 12, 2018 between Westport Axle Corp. and Comerica Bank, as lender and as agent.

10.5	Amendment Agreement to Security Agreement dated as of October 12, 2018 among certain subsidiaries of the Company and Comerica Bank, as agent.

10.6	First Amendment to Guaranty dated October 12, 2018 between the Company and Comerica Bank, as lender and as agent.
99.1	Press Release dated October 12, 2018 announcing the acquisition of Specialized Rail Service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: October 17, 2018	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary